UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

MATTHEWS INTERNATIONAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On January 13, 2025, Matthews International Corporation (the “Company”) updated its internal employee intranet site and website www.matw.com/investors, which contains certain frequently asked questions relating to the Company’s 2025 Annual Meeting of Shareholders. A copy of the updated intranet and website content, including the frequently asked questions, can be found below:

Matthews INTERNATIONAL

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Important Information for Shareholders

Your Board of Directors and Management Team are focused on enhancing the value of your investment in Matthews. At the upcoming Annual Meeting scheduled for February 20, 2025, you will have a critical decision to make regarding the composition of the Company's Board that impacts the future of the Company and the value of your investment. The following information explains what you need to know and do:

- Definitive Proxy Statement
- Shareholder Letter (January 10, 2025)
- Frequently Asked Questions (January 13, 2025)

2025 Annual Meeting – Frequently Asked Questions

1.	Why am I receiving mailings and different cards for a proxy contest?

Barington, an activist investor beneficially owning approximately 2% of our outstanding Common Stock, has nominated three individuals for election to the Board of Directors at the Annual Meeting in opposition to the nominees recommended by the Board of Directors. You may receive proxy solicitation materials from Barington, including gold proxy cards.

The Matthews Board of Directors does not endorse any of the Barington Nominees and unanimously recommend that you vote “FOR” all of the Board of Directors’ nominees, “FOR” each of the management proposals 2, 3 and 4, and “WITHHOLD” on the Barington Nominees on the enclosed WHITE proxy card.

The Board of Directors strongly urges you to simply discard and NOT vote any gold proxy card sent to you by Barington.

Voting to “WITHHOLD” with respect to any of the Barington Nominees on a gold proxy card sent to you by Barington is not the same as voting for the Board of Directors’ nominees, because a vote to “WITHHOLD” with respect to any of Barington’s director nominees on Barington’s gold proxy card will revoke any WHITE proxy card you may have previously submitted. To support our director nominees, you should vote “FOR” all of the Board of Directors’ nominees and “WITHHOLD” on the Barington Nominees on the WHITE proxy card.

2.	Why should I support the Matthews Board of Directors’ nominees vs. the Barington nominees?

There are important reasons why we believe the choice is clear and you should vote “FOR” Matthews’ three director nominees – Terry L. Dunlap, Alvaro Garcia-Tunon and J. Michael Nauman – on the WHITE proxy card today. Among those include:

•	Under the Board and CEO Joe Bartolacci’s leadership, Matthews has developed into a strong, diversified and resilient provider of innovative solutions for customers around the globe.

•

Matthews recently announced the sale of SGK, a transformative transaction we have been pursuing for several years. The sale has already received significant support from shareholders of Matthews and the market more broadly, with our stock increasing by nearly 11% the day the transaction was announced.

•

Put simply, the only valid suggestion by Barington was the sale of SGK, which Matthews was already engaged in executing long before Barington was even a shareholder and has now been publicly announced.

•

The Board has launched – and publicly announced in November of 2024 – an evaluation of strategic alternatives for our whole portfolio of businesses. The Board is dedicated to driving long-term value creation, and the strategic alternatives process is a reflection of that commitment. We expect to announce several initiatives over the course of the 2025 fiscal year that will help achieve that objective.

•

Matthews’ Board is regularly refreshed, exceptionally qualified, highly engaged and best positioned to oversee the Company and the continued execution of our strategy and strategic review process. With the nomination of J. Michael Nauman, the Board has nominated four new independent directors in the past five years.

The Board believes that adding Barington’s nominees risks the value of your investment in Matthews and may have a negative impact on the Company’s strategy and ability to deliver enhanced value.

3.	What are Barington’s ideas for Matthews?

We do not believe Barington has any new ideas for Matthews that the Board has not already considered. In fact, several of the main components of Barington’s “four-step plan” have already been executed by the Board.

The Company recently announced a divestiture of SGK Brand Solutions, proceeds of which will be used to reduce debt, and is already conducting a review of strategic alternatives for its remaining businesses.

4.	Did Barington suggest these ideas while James Mitarotonda, Barington’s CEO and a Barington nominee for the Annual Meeting, was a consultant to the Company?

On the whole, no. During the course of Mr. Mitarotonda’s two-year consulting arrangement with the Company, Mr. Mitarotonda’s behavior was not constructive. He never once presented any suggestion or perspective that (a) was in the best interests of all shareholders and (b) that the Board was not already considering or executing. Furthermore, he occasionally commended the management team and its performance, which is in stark contrast to the claims he now makes.

More specifically, and throughout Mr. Mitarotonda’s two-year consulting arrangement, Mr. Mitarotonda’s level of understanding about Matthews’ business segments and the work underway to drive long-term value creation was alarmingly weak (and often questionable). He made little effort to enhance his understanding of the business despite having access to senior management and being given the opportunity to ask any questions on which he wanted further clarity. Mr. Mitarotonda’s routinely scheduled meetings with Matthews senior management were frequently cut short by Mr. Mitarotonda as he was frequently unprepared to dive deep into each business segment or to offer any meaningful insights about the markets, industries or competitors.

5.	Did the Board announce the sale of SGK Brand Solutions because Barington suggested it in December?

No, and the suggestion is preposterous. Barington’s suggestion that the Matthews Board only pursued this transaction after Barington suggested the Board replace Mr. Bartolacci as CEO is false. We have been pursuing an SGK transaction for years, well before Barington was even a shareholder.

A transaction of this complexity takes a significant amount of time to negotiate, execute and announce, which Mr. Mitarotonda knows. Shareholders should be wary of Mr. Mitarotonda’s comments, which we believe are a blatant attempt to deceive the market and save face.

6.	What should I do if I receive a gold proxy card from Barington?

Barington has nominated three nominees to the Board of Directors for election at the Annual Meeting in opposition to the nominees recommended by the Board of Directors. We have provided you with the enclosed WHITE proxy card. Barington may send you a gold proxy card.

The Matthews Board of Directors unanimously recommend that you vote “FOR” all of the Board of Directors’ nominees, “FOR” each of the management proposals 2, 3 and 4, and “WITHHOLD” on the Barington Nominees on the enclosed WHITE proxy card.

The Board of Directors strongly urges you to simply discard and NOT vote any gold proxy card sent to you by Barington.

Voting to “WITHHOLD” with respect to any of the Barington Nominees on a gold proxy card sent to you by Barington is not the same as voting for the Board of Directors’ nominees, because a vote to “WITHHOLD” with respect to any of Barington’s director nominees on Barington’s gold proxy card will revoke any WHITE proxy card you may have previously submitted. To support our director nominees, you should vote “FOR” all of the Board of Directors’ nominees and “WITHHOLD” on the Barington Nominees on the WHITE proxy card.

7.	Who can I contact if I need assistance voting my shares?

If you have any questions or require any assistance with voting your shares, please call the Company’s proxy solicitor, Georgeson at: (888) 755-7097 or email them at MATWinfo@Georgeson.com.

8.	Why are the Barington nominees named on the Company’s WHITE proxy card?

As a result of proxy rules adopted by the SEC, both the Company and Barington are required to name all nominees for election at the Annual Meeting on their respective proxy cards that are distributed to our shareholders.

The Board of Directors does NOT endorse the election of the Barington Nominees and urges you not to vote for any of the three Barington Nominees on any proxy card.

You can best support the Board of Directors’ recommendations by following the instructions on the WHITE proxy card to vote ONLY “FOR” the Board of Directors’

recommended nominees and proposals and “WITHHOLD” on all other nominees, in accordance with the Board of Directors’ recommendations.

9.	When will the Annual Meeting be held? How can I attend the virtual Annual Meeting?

The Annual Meeting will be held at 9:00 AM (EST) on Thursday, February 20, 2025.

The Annual Meeting will be conducted completely online via the Internet. You may only participate in the virtual meeting by registering in advance at www.cesonlineservices.com/matw25_vm prior to the deadline of 11:59 PM (EST) on Tuesday, February 18, 2025.

Please have your proxy card, voting instruction form, or other communication containing your 16-digit control number available and follow the instructions to complete your registration request.

If you are a holder of record and you have misplaced your virtual control number, please call our proxy solicitor Georgeson toll-free (888) 755-7097. If you are a beneficial holder, you must obtain a legal proxy from your broker, bank or other nominee to participate in the Annual Meeting. Upon completing registration, shareholders will receive a confirmation email with a link and instructions for accessing the Annual Meeting.

Additional Information

In connection with the Company’s 2025 Annual Meeting, the Company has filed with the U.S. Securities and Exchange Commission (“SEC”) and mailed to the shareholders of record entitled to vote at the 2025 Annual Meeting a definitive proxy statement and other documents, including a WHITE proxy card. SHAREHOLDERS ARE ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY THE COMPANY AND ALL OTHER RELEVANT DOCUMENTS WHEN FILED WITH THE SEC AND WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. Investors and other interested parties will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, or from the Company at its website: http://www.matw.com/investors/sec-filings. You may also obtain copies of the Company’s definitive proxy statement and other documents, free of charge, by contacting the Company’s Investor Relations Department at Matthews International Corporation, Two NorthShore Center, Pittsburgh, Pennsylvania 15212-5851, Attention: Investor Relations, telephone (412) 442-8200.

Participants in the Solicitation

The participants in the solicitation of proxies in connection with the 2025 Annual Meeting are the Company, Alvaro Garcia-Tunon, Gregory S. Babe, Joseph C. Bartolacci, Katherine E. Dietze, Terry L. Dunlap, Lillian D. Etzkorn, Morgan K. O’Brien, J. Michael Nauman, Aleta W. Richards, David A. Schawk, Jerry R. Whitaker, Francis S. Wlodarczyk, Steven F. Nicola and Brian D. Walters.

Certain information about the compensation of the Company’s named executive officers and non-employee directors and the participants’ holdings of the Company’s Common Stock is set forth in the sections entitled “Compensation of Directors” (on page 36 and available here),

“Stock Ownership of Certain Beneficial Owners and Management” (on page 64 and available here), “Executive Compensation and Retirement Benefits” (on page 66 and available here), and “Appendix A” (on page A-1 and available here), respectively, in the Company’s definitive proxy statement, dated January 7, 2025, for its 2025 Annual Meeting as filed with the SEC on Schedule 14A, available here. Additional information regarding the interests of these participants in the solicitation of proxies in respect of the 2025 Annual Meeting and other relevant materials will be filed with the SEC when they become available. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.

Forward-Looking Statements

Any forward-looking statements contained in this communication are included pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the expectations, hopes, beliefs, intentions or strategies of the Company regarding the future, including statements regarding the anticipated timing and benefits of the proposed joint venture transaction, and may be identified by the use of words such as “expects,” “believes,” “intends,” “projects,” “anticipates,” “estimates,” “plans,” “seeks,” “forecasts,” “predicts,” “objective,” “targets,” “potential,” “outlook,” “may,” “will,” “could” or the negative of these terms, other comparable terminology and variations thereof. Such forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to be materially different from management’s expectations, and no assurance can be given that such expectations will prove correct. Factors that could cause the Company’s results to differ materially from the results discussed in such forward-looking statements principally include our ability to satisfy the conditions precedent to the consummation of the proposed joint venture transaction on the expected timeline or at all, our ability achieve the anticipated benefits of the proposed joint venture transaction, uncertainties regarding future actions that may be taken by Barington in furtherance of its intention to nominate director candidates for election at the Company’s 2025 Annual Meeting, potential operational disruption caused by Barington’s actions that may make it more difficult to maintain relationships with customers, employees or partners, changes in domestic or international economic conditions, changes in foreign currency exchange rates, changes in interest rates, changes in the cost of materials used in the manufacture of the Company’s products, any impairment of goodwill or intangible assets, environmental liability and limitations on the Company’s operations due to environmental laws and regulations, disruptions to certain services, such as telecommunications, network server maintenance, cloud computing or transaction processing services, provided to the Company by third-parties, changes in mortality and cremation rates, changes in product demand or pricing as a result of consolidation in the industries in which the Company operates, or other factors such as supply chain disruptions, labor shortages or labor cost increases, changes in product demand or pricing as a result of domestic or international competitive pressures, ability to achieve cost-reduction objectives, unknown risks in connection with the Company’s acquisitions and divestitures, cybersecurity concerns and costs arising with management of cybersecurity threats, effectiveness of the Company’s internal controls, compliance with domestic and foreign laws and regulations, technological factors beyond the Company’s control, impact of pandemics or similar outbreaks, or other disruptions to our industries, customers, or supply chains, the impact of global conflicts, such as the current war between Russia and Ukraine, the outcome of the Company’s dispute with Tesla, Inc. (“Tesla”), the Company’s plans and expectations with respect to its exploration, and contemplated execution, of various strategies with respect to its portfolio of businesses, the Company’s plans and expectations with respect to its Board, and other factors described in the Company’s Annual Report on Form 10-K and other periodic filings with the U.S. Securities and Exchange Commission.